EXHIBIT 99.1

N E W S   R E L E A S E

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212) 720-4254

FOOT LOCKER, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

NEW YORK, NY, May 21, 2009 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 2, 2009.

Financial Results

Net income for the Company’s first quarter ended May 2, 2009 was $31 million, or $0.20 per share, compared with net income of $3 million, or $0.02 per share, last year. First quarter results in 2008 included store closing expenses of $3 million, after-tax, or $0.02 per share, and a non-cash impairment charge of $15 million, after-tax, or $0.10 per share. Excluding those items, first quarter net income in 2008 was $21 million, or $0.14 per share.

First quarter sales decreased 7.1 percent to $1,216 million, as compared with sales of $1,309 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the first quarter decreased 2.2 percent. First quarter comparable-store sales decreased 2.4 percent.

“The 43 percent increase in our earnings per share versus our adjusted results last year reflects our ability to improve our gross margin rate and reduce our operating expenses, as our sales were affected by the difficult economic environment,” stated Matthew D. Serra, Foot Locker, Inc.’s Chairman and Chief Executive Officer. “The merchandise inventory repositioning strategy that we undertook over the past two years allowed us to achieve the 130 basis point increase in our gross margin rate versus the first quarter of last year. Our first quarter profit was also enhanced by our many expense initiatives that contributed to a $21 million decrease in our SG&A expenses compared to the prior-year comparable period.”

Financial Position

At the end of the first quarter, the Company’s cash and short-term investments totaled $431 million. The Company’s total cash position, net of debt, was $289 million, a $6 million improvement from the same time last year.

During the first quarter of 2009 the Company completed a new, 4-year, $200 million revolving credit facility with its banks. The facility provides additional financial flexibility and includes a provision that would allow the Company to increase the size of the credit facility by $100 million, for a total of $300 million.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Store Base Update

During the first quarter, the Company opened 16 new stores; remodeled or relocated 47 stores and closed 24 stores. At May 2, 2009, the Company operated 3,633 stores in 21 countries in North America, Europe and Australia. In addition, 19 Foot Locker franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, May 22, 2009 to discuss these results. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, May 29, 2009.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended May 2, 2009 and May 3, 2008
(In millions, except per share amounts)

	First Quarter	First Quarter
	2009	2008
Sales	$1,216	$1,309

Cost of sales	860	943
Selling, general and administrative expenses	278	299
Depreciation and amortization	28	32
Impairment charge and store closing expenses	-	19
Interest expense, net	2	1
Other income	(1)	-
	1,167	1,294
Income before income taxes	49	15
Income tax expense	18	12
Net income	$31	$3

Diluted EPS:
Net income	$0.20	$0.02

Weighted-average diluted shares outstanding	155.4	155.0

Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
Periods ended May 2, 2009 and May 3, 2008
(In millions, except per share amounts)

	First Quarter	First Quarter
	2009	2008
Net income – GAAP basis	$31	$3
Additions:
Impairment charge	-	15
Store closing costs	-	3

Net income – non-GAAP basis	$31	$21

Net income per share – GAAP basis	$0.20	$0.02
Additions:
Impairment charge	-	0.10
Store closing costs	-	0.02

Net income per share – non-GAAP basis	$0.20	$0.14

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	May 2,	May 3,
	2009	2008
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$431	$502
Merchandise inventories	1,237	1,391
Other current assets	215	260
	1,883	2,153

Property and equipment, net	429	526
Deferred tax assets	350	239
Other assets	307	417
	$2,969	$3,335

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$292	$335
Accrued and other liabilities	201	263
	493	598

Long-term debt and obligations under capital leases	142	219
Other liabilities	383	255
SHAREHOLDERS’ EQUITY	1,951	2,263
	$2,969	$3,335

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FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	May 2,	May 3,	May 5,
	2009	2008	2007
Foot Locker U.S.
Number of stores	1,217	1,260	1,332
Gross square footage	4,943	5,150	5,391
Selling square footage	2,936	3,079	3,179

Footaction
Number of stores	329	346	375
Gross square footage	1,545	1,618	1,748
Selling square footage	960	999	1,076

Lady Foot Locker
Number of stores	480	522	553
Gross square footage	1,061	1,163	1,234
Selling square footage	606	662	697

Kids Foot Locker
Number of stores	302	317	332
Gross square footage	725	767	800
Selling square footage	427	455	479

Champs Sports
Number of stores	568	577	574
Gross square footage	3,050	3,120	3,127
Selling square footage	2,039	2,110	2,134

Footquarters
Number of stores	--	--	31
Gross square footage	--	--	182
Selling square footage	--	--	164

Foot Locker International
Number of stores	737	736	733
Gross square footage	2,144	2,134	2,125
Selling square footage	1,096	1,092	1,090

Total Stores Operated
Number of stores	3,633	3,758	3,930
Gross square footage	13,468	13,952	14,607
Selling square footage	8,064	8,400	8,819

Total Franchised Stores
Number of stores	19	13	6
Gross square footage	73	58	18
Selling square footage	49	39	12

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